EXHIBIT 99.1

                       [Letterhead of TierOne Corporation]



Date: July 18, 2003

Contact: Edward J. Swotek, Senior Vice President

For Release: Immediately


TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million

LINCOLN, NE - July 18, 2003 -- TierOne Corporation (NASDAQ: TONE) ("Company"), the parent holding company for TierOne Bank ("Bank"), reported net income for the three months ended June 30, 2003 of $6.1 million, or $0.29 per basic and diluted share, compared to $4.4 million for the three month period ended June 30, 2002.

For the six month period ended June 30, 2003, the Company reported net income of $11.8 million, or $0.57 per basic and diluted share, compared to $8.5 million for the same period ended June 30, 2002.

Second quarter 2003 highlights include:

o Total assets grew $137.4 million from the end of the first quarter 2003 to a record level of nearly $2.3 billion;

o Boosted by a $132.3 million increase, net loan receivables exceeded $2.0 billion for the first time in the Bank's history;

o Nonperforming assets as a percent of total assets at June 30, 2003 declined to 0.28 percent;

o Return on average assets improved to 1.16 percent compared to 1.14 percent for the quarter ended March 31, 2003; and

o A commercial real estate loan production office was opened by the Bank in the Minneapolis/St. Paul metropolitan area.

"Our solid second quarter performance is reflective of our continued commitment to growing a quality asset portfolio, maintaining strong balance sheet management and building increased value for our shareholders," said Gilbert G. Lundstrom, chairman of the board and chief executive officer.



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Page Two
TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million
July 18, 2003

Synopsis of Second Quarter Performance

Net Interest Income

The Company recorded a 24.9 percent increase in net interest income to $18.1 million for the quarter ended June 30, 2003 when compared to $14.5 million for the same period in 2002. For the six-month period ended June 30, 2003, net interest income totaled $35.7 million, or a 27.6 percent increase, in comparison to the $28.0 million of net interest income for the first half of 2002. Despite a decline in the average yield on interest-earning assets, further growth in the average balance of net loan receivables combined with a decline in interest paid on deposits contributed to the overall increase in net interest income.

While the Company achieved increases in net interest income during the three and six month periods ended June 30, 2003, the historically low interest rate environment contributed to a narrowing of interest rate spreads and margins. The Company's average interest rate spread declined to 3.11 percent for the three months ended June 30, 2003 from 3.17 percent for the three months ended March 31, 2003. The net interest rate margin was 3.57 percent for the three months ended June 30, 2003 compared to 3.70 percent for the quarter ended March 31, 2003.

Noninterest Income

Noninterest income for the three months ended June 30, 2003 totaled $3.9 million, a 27.9 percent increase, as compared to $3.0 million for the same period in 2002. Noninterest income grew 19.7 percent to $7.5 million during the first half of 2003 when compared to the $6.3 million generated during the same period last year. Growth in noninterest income for the six month period ended June 30, 2003, when compared to the same period in 2002, primarily resulted from a $3.3 million increase in the net gain on sales of loans held for sale, a $1.1 million increase in loan fees and an $826,000 increase in checking account fees. This growth was partially offset by a $2.3 million increase in amortization and payoffs of mortgage servicing rights and a $1.5 million increase in mortgage servicing rights impairment charges. Year-to-date deposit account fees and debit card fees increased 37.4 percent and 40.3 percent, respectively, in 2003 when compared to the same period in 2002 as a direct result of efforts to strengthen noninterest income through continued growth in transaction account relationships.

Noninterest Expense

Noninterest expense for the quarter ended June 30, 2003 amounted to $11.7 million, an increase of 17.4 percent, when compared to $10.0 million for the three months ended June 30, 2002. For the first six months of 2003, noninterest expense totaled $22.8 million compared to $19.7 million for the same period one year ago. The increases in noninterest expense for the respective periods are attributable primarily to the establishment of the


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Page Three
TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million
July 18, 2003

Company's Employee Stock Ownership and Management Recognition and Retention Plans, normal salary increases for existing personnel and the continued addition of business line employees.

Asset Quality

With the disposition in June of a previously reported $1.4 million REO property, nonperforming assets declined to $6.4 million, or 0.28 percent of total assets, at June 30, 2003 compared to $7.2 million, or 0.33 percent of total assets, at March 31, 2003 and $7.5 million, or 0.38 percent of total assets, at December 31, 2002.

The Company's provision for loan losses for the six months ended June 30, 2003 amounted to $1.7 million as compared to $1.2 million for the same period in 2002. As a result of the continued solid performance of the Company's growing loan portfolio, the ratio of allowance for loan losses as a percent of net loans, exclusive of the allowance for loan losses, declined to 0.90 percent at June 30, 2003 compared to 0.94 percent at March 31, 2003 and 0.96 percent at December 31, 2002.

The Company reported charged off loans, net of recoveries, of $173,000 and $469,000 for the three and six month periods ended June 30, 2003, respectively, compared to $167,000 and $352,000 for the same periods in 2002. A significant portion of the loans charged off were automobile and other consumer loans.

Consolidated Balance Sheet

Total assets at June 30, 2003 increased to nearly $2.3 billion as compared to $1.9 billion and $1.6 billion at December 31, 2002 and June 30, 2002, respectively. Year-to-date asset growth through June 30, 2003 was attributable primarily to a $241.7 million, or 13.7 percent, increase in net loan receivables and a $61.3 million increase in mortgage-backed securities. The Company continues to experience strong direct lending activity supplemented by purchases of loan pools to offset continued high levels of refinancing activity and payoffs under one of the lowest interest rate environments in a generation.

The Company's total liabilities increased to over $1.9 billion at June 30, 2003 compared to $1.6 billion at December 31, 2002. The $324.5 million increase was driven primarily by a $294.4 million increase in advances from the Federal Home Loan Bank as the Company continued to further leverage its capital following the completion of the Bank's mutual to stock conversion in conjunction with the Company's October 2002 initial public offering.

Shareholders' equity amounted to $352.1 million at June 30, 2003 compared to $339.9 million at December 31, 2002 and retained earnings of $130.4 million at June 30, 2002. The majority of the increase in year-to-date shareholders' equity reflects net income for the six



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Page Four
TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million
July 18, 2003

months ended June 30, 2003 of $11.8 million partially offset by $857,000 related to unearned grants of common stock pursuant to the Company's Management Recognition and Retention Plan. Retained earnings at June 30, 2002 consisted of the Bank's equity prior to its October 2002 stock conversion.

In meeting governmental guidelines, the Bank remains classified as a "well capitalized" financial institution and its regulatory capital remains in excess of federally mandated levels.

Other Developments

At the Company's first annual meeting held in April, shareholders approved the adoption of a Stock Option Plan and a Management Recognition and Retention Plan. The Management Recognition and Retention Plan allows grants amounting to 903,003 shares of the Company's common stock. To fund the Plan, the Company is purchasing shares on the open market. Through June 30, 2003 the Company had purchased 76,087 shares.

Construction is scheduled for completion in late July of a bank office in southwest Omaha, Nebraska. The remodeled facility will replace a nearby leased office and offer customers expanded services and drive-through capacity.

In early June, the Company opened its first loan production office in Minnesota. The new Minneapolis/St. Paul office located in Maple Grove will offer commercial construction and commercial real estate loans and portfolio financing throughout the growing Twin Cities area. The new Minneapolis/St. Paul office joins two other loan production offices opened by the Company in Colorado Springs and Denver, Colorado in late 2002 and early 2003.

Corporate Profile

TierOne Bank, a subsidiary of TierOne Corporation, is a federally chartered savings bank headquartered in Lincoln, Nebraska. Established in 1907, TierOne Bank offers a wide variety of full-service consumer and commercial banking products and services to customers through a geographically diverse network of 57 offices in Nebraska, Iowa and Kansas and three loan production offices in Colorado and Minnesota. Leading products offered include residential and commercial real estate financing, consumer, construction and business loans and lines of credit, consumer and business checking and savings plans, investment and insurance services, and telephone and Internet banking access. The Company's web address is http://www.tieronebank.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of


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Page Five
TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million
July 18, 2003

factors. Factors which could result in material variations include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, competitive factors which could affect net interest income and noninterest income, changes in demand for loans, deposits and other financial services in the Company's market area; changes in asset quality, general economic conditions as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.





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Page Six
TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million
July 18, 2003

                               TierOne Corporation
                           Consolidated Balance Sheets
                 June 30, 2003 (Unaudited) and December 31, 2002
                  (dollars in thousands, except per share data)

                                                              June 30, 2003     December 31, 2002
                                                             ---------------    -----------------
ASSETS

Cash and due from banks                                      $        28,020    $        33,037
Federal funds sold                                                        --                 --
                                                             ---------------    ---------------

             Total cash and cash equivalents                          28,020             33,037

Investment securities:
    Held to maturity                                                     150                157
    Available for sale                                                47,126             30,546
Mortgage-backed securities, available for sale                        91,648             30,369
Loans held for sale                                                   17,220              8,504
Loans receivable, net                                              2,007,444          1,765,744
Federal Home Loan Bank stock                                          35,468             21,459
Premises and equipment, net                                           26,589             26,810
Accrued interest receivable                                            9,325              9,084
Other assets                                                          19,288             19,825
                                                             ---------------    ---------------

             Total assets                                    $     2,282,278    $     1,945,535
                                                             ===============    ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
    Deposits                                                 $     1,147,609    $     1,128,880
    Advances from Federal Home Loan Bank and other
      borrowings                                                     712,718            418,329
    Advance payments from borrowers for taxes,
      insurance and other escrow funds                                32,725             29,453
    Accrued interest payable                                           5,898              6,812
    Accrued expenses and other liabilities                            31,226             22,165
                                                             ---------------    ---------------

             Total liabilities                                     1,930,176          1,605,639
                                                             ---------------    ---------------

Shareholders' equity:
    Preferred stock, $0.01 par value; 10,000,000 shares
      authorized; none issued                                             --                 --
    Common stock, $0.01 par value; 60,000,000 shares
      authorized; 22,575,075 shares issued and outstanding               226                226
    Additional paid-in capital                                       356,201            355,741
    Retained earnings, substantially restricted                       13,848              2,018
    Unearned common stock held by Employee Stock
      Ownership Plan                                                 (16,931)           (17,684)
    Unearned common stock held by Recognition and
      Retention Plan                                                    (857)                --
    Accumulated other comprehensive loss, net                           (385)              (405)
                                                             ---------------    ---------------

             Total shareholders' equity                              352,102            339,896

Commitments and contingent liabilities
                                                             ---------------    ---------------

             Total liabilities and shareholders' equity      $     2,282,278    $     1,945,535
                                                             ===============    ===============


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Page Seven
TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million
July 18, 2003

                               TierOne Corporation
                        Consolidated Statements of Income
                  (dollars in thousands, except per share data)


                                                         For the Three           For the Six
                                                          Months Ended           Months Ended
                                                             June 30,              June 30,
                                                      --------------------    --------------------
                                                        2003        2002        2003       2002
                                                      --------    --------    --------    --------
                                                           (unaudited)            (unaudited)
Interest income:
    Loans receivable                                  $ 27,373    $ 24,008    $ 54,166    $ 47,151
    Investment securities                                1,115       1,439       2,147       2,683
    Other interest-earning assets                           --           9          99         207
                                                      --------    --------    --------    --------

             Total interest income                      28,488      25,456      56,412      50,041
                                                      --------    --------    --------    --------

Interest expense:
    Deposits                                             5,866       7,862      12,089      16,022
    Advances from Federal Home Loan Bank and
      other borrowings                                   4,530       3,105       8,594       6,024
                                                      --------    --------    --------    --------

             Total interest expense                     10,396      10,967      20,683      22,046
                                                      --------    --------    --------    --------

             Net interest income                        18,092      14,489      35,729      27,995

Provision for loan losses                                  515         643       1,687       1,207
                                                      --------    --------    --------    --------

             Net interest income after provision
                for loan losses                         17,577      13,846      34,042      26,788
                                                      --------    --------    --------    --------

Other income:
    Fees and service charges                             1,978       2,123       3,535       3,939
    Income from real estate operations, net                 26         210           8         359
    Other operating income                                 695         562       1,406       1,132
    Net gain (loss) on sales of:
      Loans held for sale                                2,653         609       4,608       1,314
      Real estate owned                                    (93)         (1)        (79)         (1)
                                                      --------    --------    --------    --------

                                                         5,259       3,503       9,478       6,743

      Less: Mortgage servicing rights impairment        (1,366)       (460)     (1,956)       (460)
                                                      --------    --------    --------    --------

             Total other income                          3,893       3,043       7,522       6,283
                                                      --------    --------    --------    --------


Other expense:
    Salaries and employee benefits                       7,096       5,342      13,415      10,487
    Occupancy, net                                       1,328       1,467       2,759       2,904
    Data processing                                        407         348         818         712
    Advertising                                            904         942       1,628       1,889
    Other operating expense                              2,007       1,900       4,215       3,718
                                                      --------    --------    --------    --------

             Total other expense                        11,742       9,999      22,835      19,710
                                                      --------    --------    --------    --------

             Income before income taxes                  9,728       6,890      18,729      13,361

Income tax expense                                       3,593       2,487       6,899       4,823
                                                      --------    --------    --------    --------

             Net income                               $  6,135    $  4,403    $ 11,830    $  8,538
                                                      ========    ========    ========    ========

Net income per common share, basic *                  $   0.29          --    $   0.57          --
                                                      ========    ========    ========    ========

Net income per common share, diluted *                $   0.29          --    $   0.57          --
                                                      ========    ========    ========    ========

Average common shares outstanding, basic (000's)*       20,828          --      20,824          --
                                                      ========    ========    ========    ========

Average common shares outstanding, diluted (000's)*     21,012          --      20,929          --
                                                      ========    ========    ========    ========

* Information applicable to post stock conversion period only. The Company completed its initial public offering on October 1, 2002.

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Page Eight
TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million
July 18, 2003

                               TierOne Corporation
                        Selected Financial and Other Data
                             (dollars in thousands)

                                                  June 30, 2003    December 31, 2002
                                                 ---------------   -----------------

Selected Financial and Other Data:

Total assets                                     $     2,282,278    $     1,945,535
Cash and cash equivalents                                 28,020             33,037
Investment securities:
     Held to maturity                                        150                157
     Available for sale                                   47,126             30,546
Mortgage-backed securities, available for sale            91,648             30,369
Loans held for sale                                       17,220              8,504
Loans receivable, net                                  2,007,444          1,765,744
Deposits                                               1,147,609          1,128,880
Advances from Federal Home Loan Bank
   and other borrowings                                  712,718            418,329
Shareholders' equity                                     352,102            339,896

Nonperforming loans                                        6,388              5,489
Nonperforming assets                                       6,436              7,456
Allowance for losses on loans                             18,326             17,108
Nonperforming loans as a percent of net loans               0.31%              0.31%
Nonperforming assets to total assets                        0.28%              0.38%
Allowance for losses on loans to total
   nonperforming loans                                    286.88%            311.68%
Allowance for loan losses as a percent of net
loans, exclusive of allowance for loan losses               0.90%              0.96%

                                                    Three Months Ended            Six Months Ended
                                                         June 30,                     June 30,
                                               --------------------------    --------------------------
                                                  2003           2002           2003           2002
                                               -----------    -----------    -----------    -----------
Selected Operating Ratios:

Average yield on interest-earning assets              5.62%          6.82%          5.76%          6.72%
Average rate on interest-bearing liabilities          2.51%          3.24%          2.60%          3.28%
Average interest rate spread                          3.11%          3.58%          3.16%          3.44%
Net interest margin                                   3.57%          3.88%          3.65%          3.76%
Average interest-earning assets to average
  interest-bearing liabilities                      122.41%        110.04%        123.12%        110.92%
Net interest income after provision for loan
  losses to noninterest expense                     149.69%        138.47%        149.08%        135.91%
Total non-interest expense to average assets          2.23%          2.57%          2.24%          2.56%
Efficiency ratio                                     53.41%         57.03%         52.80%         57.50%
Return on average assets                              1.16%          1.13%          1.16%          1.11%
Return on average equity                              7.04%         13.76%          6.84%         13.56%
Average equity to average assets                     16.53%          8.23%         16.93%          8.18%

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Page Nine
TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million
July 18, 2003

                               TierOne Corporation
                           Loan Portfolio Composition

The following table shows the composition of our loan portfolio by type of loan at the dates indicated.


                                                         June 30, 2003                   December 31, 2002
                                                ----------------------------        -----------------------------
                                                   Amount            %                Amount              %
---------------------------------------------   -----------    -------------        ----------      -------------
                                                                   (dollars in thousands)
Real estate loans:
  One-to four-family residential (1)            $   706,500            32.45%       $  573,209              30.00%
  Multi-family residential                           70,939             3.26%           79,953               4.18%
  Commercial real estate and land                   410,715            18.86%          398,076              20.83%
  Residential construction                          193,660             8.90%          156,322               8.18%
  Commercial construction                           132,941             6.11%          143,020               7.49%
                                                -----------    -------------        ----------      -------------
      Total real estate loans                     1,514,755             69.58%       1,350,580              70.68%
                                                -----------    -------------        ----------      -------------
Commercial business                                  52,976             2.43%           33,375               1.75%
                                                -----------    -------------        ----------      -------------
Warehouse mortgage lines of credit                  307,865            14.14%          236,492              12.38%
                                                -----------    -------------        ----------      -------------
Consumer loans:
  Home equity                                        33,446             1.53%           37,522               1.96%
  Home equity line of credit                        108,627             4.99%           94,801               4.96%
  Home improvement                                   77,639             3.57%           82,081               4.30%
  Automobile                                         65,780             3.02%           60,707               3.18%
  Other                                              16,066             0.74%           15,131               0.79%
                                                -----------    -------------        ----------      -------------
      Total consumer loans                          301,558            13.85%          290,242              15.19%
                                                -----------    -------------        ----------      -------------
           Total loans                            2,177,154           100.00%        1,910,689             100.00%
                                                               =============                        =============
Less:
   Unearned premiums and discounts                   10,238                               4,688
   Discounts on loans acquired through merger          (108)                              (174)
   Undisbursed portion of construction and
     land loans in process                         (143,809)                          (123,331)
   Deferred loan fees                                  (485)                              (516)
   Allowance for loan losses                        (18,326)                           (17,108)
                                                -----------                         ----------
     Net loans                                  $ 2,024,664                         $1,774,248
                                                ===========                         ==========

(1) Includes loans held for sale                $    17,220                         $    8,504
                                                ===========                         ==========

Page Ten
TierOne Corporation Second Quarter Earnings Increase 39 Percent to Over $6.1 Million
July 18, 2003

CONTACT: Edward J. Swotek, Senior Vice President
                  Investor Relations Department
                  (402)473-6250
                  investorrelations@tieronecorp.com

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